UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 24, 2006

(Date of Report — date of earliest event reported)

DATALINK CORPORATION

(Exact name of registrant as specified in charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

00029758	41-0856543
(Commission File No.)	(IRS Employer Identification No.)

8170 Upland Circle, Chanhassen, Minnesota 55317-8589

(Address of principal executive offices)

952-944-3462

(Registrant’s telephone number, including area code)

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

                On July 24, 2006, our Chairman, Greg R. Meland, established a pre-arranged, personal stock trading plan under SEC Rule 10b5-1 (the “Plan”) to sell a portion of his holdings of our Common Stock.  Mr. Meland has advised us that he intends to use proceeds from sales under his Plan to diversify his personal investments.

The Plan covers the sale of up to 120,000 shares over a one-year period.  Subject to a minimum $3.00 per share price, Mr. Meland’s broker will make sales under the Plan of up to 30,000 shares per month.  Sales will take place only during the first ten business days of the month.  Following completion of the planned sales, and assuming the broker sells all of the shares subject to the Plan, Mr. Meland will continue to own 3,215,690 shares of our Common Stock.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  July 24, 2006

DATALINK CORPORATION

By:	/s/ Gregory T. Barnum
Gregory T. Barnum, Vice President — Finance and Chief Financial Officer